Exhibit 99.2

News release for immediate release

Contact information:
Heather J. Wietzel, Vice President, Investor Relations
217-788-5144 | investorrelations@horacemann.com
Horace Mann reports third-quarter 2021 net income of $0.39 per share and core earnings* of $0.50 per share
•Net income and core earnings per share below prior year as strong business performance offset by catastrophe losses and auto loss costs approaching pre-pandemic levels plus inclusion of Camp Fire subrogation recovery in third-quarter 2020
◦Niche education market focus and multi-year emphasis on products, distribution and infrastructure setting stage for education market share growth
◦Supplemental and Retirement quarterly sales highest since onset of pandemic; Life sales above prior year
◦Net investment income rose $10 million or 11% on strong returns from alternatives portfolio
•Book value per share up 4% and book value excluding net unrealized gains* up 7% from a year ago
•Management anticipates fourth-quarter EPS in range of 65 cents to 80 cents, with full-year 2021 ROE close to 10%
•Acquisition of Madison National on track to close in early 2022, adding new suite of employer-sponsored benefit products and new independent benefit broker distribution to K-12 school districts
◦Expecting 2022 EPS accretion from transaction to be at least 15 cents to 20 cents with approximately 50 basis point contribution to ROE
◦Growing market share supports progress toward long-term objective of sustainable double-digit ROE

SPRINGFIELD, Ill., Nov. 3, 2021 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three months ended September 30, 2021:

($ in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Total revenues	$329.6	$337.1	-2.2%	$998.7	$958.1	4.2%
Net income	16.3	36.5	-55.3%	102.3	85.5	19.6%
Net investment (losses) gains after tax	(5.1)	1.9	N.M.	(8.3)	(10.1)	N.M.
Core earnings*	21.4	34.6	-38.2%	110.6	95.6	15.7%
Per diluted share:
Net income	0.39	0.87	-55.2%	2.43	2.03	19.7%
Net investment (losses) gains after tax	(0.11)	0.05	N.M.	(0.19)	(0.24)	N.M.
Core earnings per diluted share*	0.50	0.82	-39.0%	2.62	2.27	15.4%
Book value per share				43.30	41.45	4.5%
Book value per share excluding net unrealized investment gains on fixed maturity securities*				35.90	33.52	7.1%
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“While all our business areas are showing some encouraging signs of momentum, the pace continues to vary by segment and geography compared to the pre-pandemic environment. Our Retirement line continued the strong performance it has delivered since the pandemic began, with its highest sales quarter in several years,” said Horace Mann President and CEO Marita Zuraitis. “In addition, as educators returned to a ‘more normal’ school year, we have seen more opportunities to interact with them, introduce ourselves to new clients and engage in enrollment activities. This led to our highest sales quarter since the pandemic began for the Supplemental segment. Overall, it is clear that educators continue to find our financial solutions relevant for their needs. We also are seeing solid agent recruiting, typically a ‘leading indicator’ of future sales growth.
“Further, net investment income continued to outperform expectations in the third quarter, due to the strength of our alternatives investment strategy,” Zuraitis continued. “The strong operating performance and net investment income increase were partially offset by the impact on our policyholders from Hurricane Ida and other catastrophe events, with $38.6 million in pretax catastrophe losses for the quarter, in line with our previous announcement. For the fourth quarter, we expect core EPS of $0.65 to $0.80 per diluted share with our full-year 2021 return on equity approaching 10%, a positive step toward our long-term sustainable double-digit ROE target.
“Our acquisition of Madison National Life remains on track for an early 2022 close, solidifying our approach of reaching educators wherever they get their protection and financial services solutions. In addition to providing individual products through local, trusted advisors, we will be able to reach substantially more educators through employer-sponsored group worksite solutions that also assist districts with attracting and retaining staff,” Zuraitis said. “In its first year with Horace Mann, we expect Madison National to be accretive to EPS and ROE, and for the combined company to generate more than $50 million in excess capital each year. Over the past few years, we have developed a strong track record of prudent capital allocation that maximizes value for shareholders by prioritizing growth, as well as continued stock repurchases and maintaining our track record of annual increases in our cash dividend.”

Property and Casualty segment loss due to catastrophe losses, auto loss costs returning to pre-pandemic levels
(All comparisons vs. same period in 2020, unless noted otherwise)
The Property and Casualty insurance segment primarily markets private passenger automobile insurance and residential home insurance. Horace Mann offers standard automobile coverages, including liability, collision and comprehensive. Property coverage includes both homeowners and renters policies. For both automobile and property coverage, Horace Mann offers educators a discounted rate and the Educator Advantage® package of features. The Property and Casualty segment represented 53% of 2020 total revenues and contributed $76.5 million to 2020 core earnings.

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change
Property and Casualty premiums written*	$163.8	$172.8	-5.2%		$461.2	$482.5	-4.4%
Property and Casualty net income / core earnings*	(4.7)	15.8	-129.7%		42.5	53.7	-20.9%
Property and Casualty combined ratio	112.0%	96.5%	15.5	pts	99.1%	93.5%	5.6	pts
Property and Casualty underlying loss ratio*	61.4%	54.7%	6.7	pts	60.0%	53.6%	6.4	pts
Property and Casualty expense ratio	27.5%	25.2%	2.3	pts	26.2%	25.8%	0.4	pts
Property and Casualty catastrophe losses	25.1%	20.9%	4.2	pts	14.5%	16.0%	-1.5	pts
Property and Casualty underlying combined ratio*	88.9%	79.9%	9.0	pts	86.2%	79.4%	6.8	pts
Auto combined ratio	99.2%	83.3%	15.9	pts	92.1%	85.3%	6.8	pts
Auto underlying loss ratio*	70.6%	56.8%	13.8	pts	65.7%	58.1%	7.6	pts
Property combined ratio	136.1%	121.7%	14.4	pts	112.4%	109.6%	2.8	pts
Property underlying loss ratio*	43.5%	50.8%	-7.3	pts	49.0%	44.9%	4.1	pts

The Property and Casualty segment core loss was due to catastrophe loss costs and auto loss costs continuing to move closer to pre-pandemic levels. Policyholder catastrophe losses were $38.6 million, which added 25.1 points to the combined ratio, compared to $34.8 million or 20.9 points in last year’s third quarter. The largest event was Hurricane Ida, with $23.7 million in policyholder losses. The auto underlying loss ratio was 70.6%, compared to prior year auto underlying loss ratio of 56.8%, as driving patterns returned to a more normal level and severity continues to rise. In addition, last year’s third quarter benefited from the $8.7 million Camp Fire subrogation recovery, reported as $5.2 million in favorable prior year reserve development and $3.5 million in return of reinsurance reinstatement premiums.
Property and Casualty premiums written of $163.8 million were below last year’s third quarter with new business volume remaining below historical levels due to the impact of the pandemic on sales, as well as the impact of the Camp Fire subrogation recovery in third-quarter 2020. Auto average premiums were down slightly, driven in part by changes in miles driven during the pandemic. Property average premiums rose slightly as adjustments to coverage values continue to take effect. Rate increases are expected to play a greater role in the coming quarters.

Supplemental segment sees highest sales quarter since beginning of pandemic
(All comparisons vs. same period in 2020, unless noted otherwise)
The Supplemental insurance segment specializes in marketing supplemental insurance products, including cancer, heart, hospital, supplemental disability and accident for the education market. The segment represented 12% of 2020 total revenues and contributed $43.1 million to 2020 core earnings.

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change
Sales*	$2.0	$1.4	42.9%		$4.2	$5.8	-27.6%
Premiums earned	31.0	32.5	-4.6%		94.3	98.8	-4.6%
Supplemental net income / core earnings*	11.4	10.6	7.5%		34.8	30.6	13.7%
Pretax profit margin(1)	37.6%	36.3%	1.3	pts	38.8%	34.7%	4.1	pts
(1)    Measured to total revenues.
Supplemental segment sales were $2.0 million in the third quarter, a 42.9% increase over prior year and the highest quarter since the start of the pandemic. Persistency remained very strong at 92.2%.
Strong core earnings reflected higher net investment income as well as favorable business trends including some continued benefit from changes in policyholder behavior due to the pandemic. Segment expenses include the non-cash impact of amortization of intangible assets under purchase accounting that reduced core earnings by $2.9 million pretax. The pretax profit margin remains above management’s longer-term expectations because of the pandemic-related changes in policyholder behavior.
Retirement segment benefits from strong net investment spread
(All comparisons vs. same period in 2020, unless noted otherwise)
The Retirement segment primarily markets 403(b) tax-qualified fixed, fixed index and variable annuities; the Horace Mann Retirement Advantage® open architecture platform for 403(b)(7) and other defined contribution plans; and other retirement products to educators. Horace Mann is one of the largest participants in the K-12 educator portion of the 403(b) tax-qualified annuity market, measured by 403(b) net written premium on a statutory accounting basis. The Retirement segment represented 21% of 2020 total revenues and contributed $28.2 million to 2020 core earnings.

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Net annuity contract deposits*	$121.4	$118.7	2.3%	$344.6	$326.1	5.7%
Annuity assets under management(1)				5,246.9	4,508.7	16.4%
Total assets under administration(2)				9,352.7	8,032.6	16.4%
Retirement net income / core earnings*	14.1	7.8	80.8%	36.2	16.6	118.1%
Retirement core earnings excluding DAC unlocking*	13.5	7.3	84.9%	34.8	15.6	123.1%
(1)     Amount reported as of September 30, 2021 excludes $820.2 million of assets under management held under modified coinsurance reinsurance.
(2)    Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

Net annuity contract deposits rose 2.3% over last year’s third quarter. Horace Mann’s relationship with educators often begins with 403(b) retirement savings products, including the company’s attractive annuity products, which provide encouraging cross-sell opportunities. Total cash value persistency remained strong at 94.7% for both variable and fixed annuities.
Horace Mann currently has $5.2 billion in annuity assets under management, including $2.2 billion of fixed annuities, $2.5 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration, which includes Retirement Advantage and other advisory and recordkeeping assets, was up 16.4% from a year ago, as assets under management continued to rise due to strong equity market performance over the past 12 months.

The net interest spread was 297 points, reflecting the strong returns from the alternatives portfolio. Core earnings excluding DAC unlocking was up 84.9%, primarily due to the strong net interest margin.
Life segment third-quarter core earnings increase on higher net investment income
(All comparisons vs. same period in 2020, unless noted otherwise)
The Life insurance segment primarily markets traditional term and whole life insurance products to educators. The Life segment represented 14% of 2020 total revenues and contributed $10.4 million to 2020 core earnings.

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Total sales*	$3.5	$2.7	29.6%	$10.8	$9.6	12.5%
Annualized sales*	2.0	2.0	—%	6.4	6.4	—%
Life mortality costs	10.3	9.0	14.4%	33.4	28.3	18.0%
Life net income / core earnings*	5.1	4.3	18.6%	10.8	6.8	58.8%
Life annualized sales were unchanged from last year on strong new sales of recurring premium policies and an increase in sales of single premium policies. Life core earnings for the quarter rose 18.6%, reflecting strong net investment income growth and mortality costs slightly above expectations. Full-year persistency for life products of 96.2% remains in line with prior periods.
Investment portfolio sees strong returns from alternatives portfolio
(All comparisons vs. same period in 2020, unless noted otherwise)
Horace Mann’s investment strategy is primarily focused on generating income to support product liabilities, and balances principal protection and risk. Total net investment income includes net investment income on the investment portfolio managed by Horace Mann, as well as accreted investment income on the deposit asset on reinsurance related to the company’s reinsurance of policy liabilities related to legacy individual annuities written in 2002 or earlier.

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020		Change
Pretax net investment income - investment portfolio	$78.1	$69.2	12.9%		$233.3	$184.3		26.6%
Pretax investment income - deposit asset on reinsurance	25.6	24.5	4.5%		75.1	72.1		4.2%
Total pretax net investment income	103.7	93.7	10.7%		308.4	256.4		20.3%
Pretax net investment (losses) gains	(6.5)	2.5	N.M.		(10.6)	(12.8)		N.M.
Pretax net unrealized investment gains on fixed maturity securities					466.4	496.2		-6.0%
Investment yield, excluding limited partnership interests, pretax - annualized	4.36%	4.18%	0.18	pts	4.29%	4.36%	-0.07	pts
N.M. - Not meaningful.

Total net investment income was up 10.7% or $10.0 million. Net investment income on the managed portfolio rose 12.9%, reflecting strong returns in the alternatives portfolio in the third quarter, largely due to private equity and venture capital limited partnership investments. The company’s fixed maturity securities portfolio is in a net unrealized investment gain position of $466.4 million at September 30, 2021.

Book value excluding net unrealized investment gains up 7% year over year
At September 30, 2021, shareholders’ equity was $1.80 billion, or $43.30 per share. Excluding net unrealized investment gains on fixed maturity securities, shareholders’ equity was $1.49 billion, or $35.90 per share.* At September 30, 2021, total debt was $388.6 million, with $135.0 million outstanding on the company’s line of credit. The ratio of debt-to-capital excluding net unrealized investment gains* was 20.7%.
As of September 30, 2021, $18.9 million remained authorized for future share repurchases under the share repurchase program.
Segment guidance
The company’s current guidance for fourth quarter 2021 core EPS is 65 cents to 80 cents. Segment guidance includes fourth-quarter net investment income estimated to total approximately $95 million to $100 million.
•Property and Casualty segment fourth-quarter 2021 core earnings expected to be in the range of $10 million to $13 million. Underlying auto loss ratio expected to be above third quarter with frequency at or near pre-pandemic levels and higher severity.
•Supplemental segment fourth-quarter 2021 core earnings expected to be in the range of $10 million to $11 million.
•Life segment fourth-quarter 2021 core earnings expected to be in the range of $3 million to $4 million.
•Retirement segment fourth-quarter 2021 core earnings expected to be in the range of $10 million to $11 million.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s third-quarter financial results with investors on Nov. 4, 2021 at 11:00 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America’s educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and the company’s past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)

($ in millions, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Earnings Summary
Net income	$16.3	$36.5	-55.3%	$102.3	$85.5	19.6%
Net investment (losses) gains, after tax	(5.1)	1.9	N.M.	(8.3)	(10.1)	N.M.
Core earnings*	21.4	34.6	-38.2%	110.6	95.6	15.7%

Per diluted share:
Net income	$0.39	$0.87	-55.2%	$2.43	$2.03	19.7%
Net investment (losses) gains, after tax	(0.11)	0.05	N.M.	(0.19)	(0.24)	N.M.
Core earnings*	0.50	0.82	-39.0%	2.62	2.27	15.4%
Weighted average number of shares and equivalent shares (in millions) - Diluted	42.2	42.1	0.2%	42.2	42.0	0.5%

Return on Equity
Net income return on equity - LTM(1)	8.5%	7.4%		8.5%	7.4%
Net income return on equity - annualized	3.6%	8.7%		7.6%	6.9%
Core return on equity - LTM*(2)	10.9%	9.4%		10.9%	9.4%
Core return on equity - annualized*	5.8%	10.1%		10.1%	9.4%

Financial Position
Per share:(3)
Book value				$43.30	$41.45	4.5%
Effect of net unrealized investment gains on fixed maturity securities(4)				$7.40	$7.93	-6.7%
Dividends paid	$0.31	$0.30	3.3%	$0.93	$0.90	3.3%
Ending number of shares outstanding (in millions)(3)				41.5	41.4	0.2%
Total assets				$14,266.0	$13,003.4	9.7%
Short-term debt				135.0	135.0	—%
Long-term debt				253.6	302.2	-16.1%
Total shareholders’ equity				1,796.4	1,715.7	4.7%

Additional Information
Net investment (losses) gains
Before tax	$(6.5)	$2.5	N.M.	$(10.6)	$(12.8)	N.M.
After tax	(5.1)	1.9	N.M.	(8.3)	(10.1)	N.M.
Per share, diluted	$(0.11)	$0.05	N.M.	$(0.19)	$(0.24)	N.M.
N.M. - Not meaningful.
(1)    Based on last twelve months net income and average quarter-end shareholders’ equity.
(2)    Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(3)    Ending shares outstanding were 41,487,287 at September 30, 2021 and 41,396,322 at September 30, 2020.
(4)    Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Consolidated Data (Unaudited)

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Statements of Operations
Premiums and contract charges earned	$225.4	$235.3	-4.2%	$678.8	$697.0	-2.6%
Net investment income	103.7	93.7	10.7%	308.4	256.4	20.3%
Net investment (losses) gains	(6.5)	2.5	N.M.	(10.6)	(12.8)	N.M.
Other income	7.0	5.6	25.0%	22.1	17.5	26.3%
Total revenues	329.6	337.1	-2.2%	998.7	958.1	4.2%

Benefits, claims and settlement expenses	164.8	151.4	8.9%	446.2	433.1	3.0%
Interest credited	51.9	51.1	1.6%	153.7	153.3	0.3%
Operating expenses	64.3	57.9	11.1%	182.8	173.1	5.6%
DAC unlocking and amortization expense	22.9	24.6	-6.9%	70.5	75.0	-6.0%
Intangible asset amortization expense	3.3	3.5	-5.7%	9.8	10.9	-10.1%
Interest expense	3.4	3.5	-2.9%	10.4	11.7	-11.1%
Total benefits, losses and expenses	310.6	292.0	6.4%	873.4	857.1	1.9%

Income before income taxes	19.0	45.1	-57.9%	125.3	101.0	24.1%
Income tax expense	2.7	8.6	-68.6%	23.0	15.5	48.4%
Net income	$16.3	$36.5	-55.3%	$102.3	$85.5	19.6%

Premiums Written and Contract Deposits*
Property and Casualty	$163.8	$172.8	-5.2%	$461.2	$482.5	-4.4%
Supplemental	30.9	32.0	-3.4%	94.2	98.3	-4.2%
Net annuity contract deposits	121.4	118.7	2.3%	344.6	326.1	5.7%
Life	30.1	26.9	11.9%	84.8	79.3	6.9%
Total	$346.2	$350.4	-1.2%	$984.8	$986.2	-0.1%

Segment Net Income (Loss)
Property and Casualty	$(4.7)	$15.8	-129.7%	$42.5	$53.7	-20.9%
Supplemental	11.4	10.6	7.5%	34.8	30.6	13.7%
Retirement	14.1	7.8	80.8%	36.2	16.6	118.1%
Life	5.1	4.3	18.6%	10.8	6.8	58.8%
Corporate and Other(1)	(9.6)	(2.0)	N.M.	(22.0)	(22.2)	0.9%
Net income	$16.3	$36.5	-55.3%	$102.3	$85.5	19.6%
N.M. - Not meaningful.
(1)    Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 12.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change
Property and Casualty
Premiums written*	$163.8	$172.8	-5.2%		$461.2	$482.5	-4.4%
Premiums earned	153.3	166.0	-7.7%		464.1	488.7	-5.0%
Net investment income	11.3	13.7	-17.5%		43.8	30.3	44.6%
Other income	0.7	0.5	40.0%		4.0	2.1	90.5%
Losses and loss adjustment expenses (LAE)	129.5	118.4	9.4%		338.2	331.0	2.2%
Operating expenses (includes amortization expense)	42.1	41.9	0.5%		121.5	126.0	-3.6%
Interest expense	—	0.1	-100.0%		0.1	0.4	-75.0%
Income (loss) before income taxes	(6.3)	19.8	-131.8%		52.1	63.7	-18.2%
Net income (loss) / core earnings (loss)*	(4.7)	15.8	-129.7%		42.5	53.7	-20.9%
Net investment income, after tax	9.4	11.3	-16.8%		36.1	25.5	41.6%

Catastrophe losses
After tax	30.5	27.5	10.9%		53.0	61.9	-14.4%
Before tax	38.6	34.8	10.9%		67.1	78.3	-14.3%
Prior years’ reserve development, before tax(1)
Automobile	(2.0)	(1.0)	100.0%		(5.0)	(2.0)	150.0%
Property and other	(1.0)	(6.2)	-83.9%		(2.2)	(7.2)	-69.4%
Total	(3.0)	(7.2)	-58.3%		(7.2)	(9.2)	-21.7%

Operating statistics:
Loss and loss adjustment expense ratio	84.5%	71.3%	13.2	pts	72.9%	67.7%	5.2	pts
Expense ratio	27.5%	25.2%	2.3	pts	26.2%	25.8%	0.4	pts
Combined ratio	112.0%	96.5%	15.5	pts	99.1%	93.5%	5.6	pts
Effect on the combined ratio of:
Catastrophe losses	25.1%	20.9%	4.2	pts	14.5%	16.0%	-1.5	pts
Prior years’ reserve development(1)	-2.0%	-4.3%	2.3	pts	-1.6%	-1.9%	0.3	pts
Combined ratio excluding the effects of catastrophe losses and prior years’ reserve development (underlying combined ratio)*	88.9%	79.9%	9.0	pts	86.2%	79.4%	6.8	pts

Risks in force (in thousands)					559	593	-5.7%
Automobile(2)					381	406	-6.2%
Property					178	187	-4.8%

Policy renewal rate - 12 months
Automobile(3)					83.3%	80.9%	2.4	pts
Property(3)					88.0%	86.7%	1.3	pts
N.M. - Not meaningful.
(1)    (Favorable) unfavorable.
(2)    Includes assumed risks in force of 4.
(3)    For the nine months ended September 30, 2021, retention data is an estimate due to system conversion.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change		2021	2020	Change
Supplemental
Premiums and contract charges earned	$31.0	$32.5	-4.6%		$94.3	$98.8	-4.6%
Net investment income	7.1	4.3	65.1%		18.7	11.8	58.5%
Other income	0.5	0.7	-28.6%		1.8	2.0	-10.0%
Benefits	8.7	9.2	-5.4%		27.0	28.6	-5.6%
Change in reserves	1.7	1.3	30.8%		3.0	4.9	-38.8%
Interest credited	0.1	0.2	-50.0%		0.2	0.2	—%
Operating expenses (includes DAC unlocking and amortization expense)	10.7	10.1	5.9%		31.3	30.3	3.3%
Intangible asset amortization expense	2.9	3.1	-6.5%		8.8	9.5	-7.4%
Income before income taxes	14.5	13.6	6.6%		44.5	39.1	13.8%
Net income / core earnings*	11.4	10.6	7.5%		34.8	30.6	13.7%

Benefits ratio(1)	33.5%	32.3%	1.2	pts	31.8%	33.9%	-2.1	pts
Operating expense ratio(2)	27.7%	26.9%	0.8	pts	27.3%	26.9%	0.4	pts
Pretax profit margin(3)	37.6%	36.3%	1.3	pts	38.8%	34.7%	4.1	pts

Premium persistency (rolling 12 months)	92.2%	90.1%	2.1	pts	92.2%	90.1%	2.1	pts
N.M. - Not meaningful.
(1)    Ratio of benefits plus change in reserves to earned premium.
(2)    Ratio of operating expenses to total revenues.
(3)    Ratio of income before taxes to total revenues.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020		Change
Retirement
Net annuity contract deposits	$121.4	$118.7	2.3%	$344.6	$326.1		5.7%
Variable	71.0	58.5	21.4%	200.2	168.6		18.7%
Fixed	50.4	60.2	-16.3%	144.4	157.5		-8.3%
Contract charges earned	9.9	7.4	33.8%	27.7	21.5		28.8%
Net investment income	39.2	33.6	16.7%	112.1	94.6		18.5%
Interest credited	14.2	14.2	—%	42.1	44.4		-5.2%
Net interest margin	25.0	19.4	28.9%	70.0	50.2		39.4%
Investment income - deposit asset on reinsurance	25.6	24.5	4.5%	75.1	72.1		4.2%
Interest credited - Reinsured block	26.5	25.5	3.9%	77.9	75.0		3.9%
Net interest margin - Reinsured block	(0.9)	(1.0)	10.0%	(2.8)	(2.9)		3.4%
Other income	5.1	3.9	30.8%	14.7	12.1		21.5%
Mortality loss and other reserve changes	(0.9)	(1.3)	30.8%	(3.6)	(4.1)		12.2%
Operating expenses (includes DAC unlocking and amortization expense)	21.0	19.1	9.9%	61.6	56.4		9.2%
Intangible asset amortization expense	0.4	0.4	—%	1.0	1.4		-28.6%
Income before income taxes	16.8	8.9	88.8%	43.4	19.0		128.4%
Net income / core earnings*	14.1	7.8	80.8%	36.2	16.6		118.1%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.8	$0.7	14.3%	$1.8	$1.3		38.5%
Guaranteed minimum death benefit reserve	—	0.1	-100.0%	—	—		N.M.
Annuity contracts in force (thousands)				229	230		-0.4%
Retirement Advantage® contracts in force (thousands)				14	12		16.7%
Annuity accumulated account value on deposit / Assets under management				$5,246.9	$4,508.7		16.4%
Variable(1)				2,506.7	1,828.4		37.1%
Fixed				2,740.2	2,680.3		2.2%
Annuity accumulated value retention - 12 months
Variable accumulations				94.7%	94.8%	-0.1	pts
Fixed accumulations				94.7%	94.5%	0.2	pts
Life
Premiums written and contract deposits*	$30.1	$26.9	11.9%	$84.8	$79.3		6.9%
Premiums and contract charges earned	31.2	29.4	6.1%	92.7	88.0		5.3%
Net investment income	21.1	18.2	15.9%	60.5	49.4		22.5%
Other income	0.1	0.1	—%	0.3	0.1		N.M.
Death benefits/mortality cost/change in reserves	24.0	21.2	13.2%	74.4	64.5		15.3%
Interest credited	11.1	11.2	-0.9%	33.5	33.7		-0.6%
Operating expenses (includes DAC unlocking and amortization expense)	11.2	10.1	10.9%	32.5	31.1		4.5%
Income before income taxes	6.1	5.2	17.3%	13.1	8.2		59.8%
Net income / core earnings*	5.1	4.3	18.6%	10.8	6.8		58.8%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$—	$0.2	-100.0%	$—	$0.5		-100.0%
Life policies in force (in thousands)				199	201		-1.0%
Life insurance in force				$20,271	$19,681		3.0%
Lapse ratio - 12 months (Ordinary life insurance)				3.8%	4.3%	-0.5	pts
N.M. - Not meaningful.
(1)    Amount reported as of September 30, 2021 excludes $820.2 million of assets under management held under modified coinsurance reinsurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)

($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Corporate and Other(1)
Components of loss before tax:
Net investment (losses) gains	$(6.5)	$2.5	N.M.	$(10.6)	$(12.8)	N.M.
Interest expense	(3.4)	(3.4)	—%	(10.3)	(11.3)	8.8%
Other operating expenses, net investment income and other income	(2.2)	(1.5)	-46.7%	(6.9)	(4.9)	-40.8%
Loss before income taxes	(12.1)	(2.4)	N.M.	(27.8)	(29.0)	4.1%
Net loss	(9.6)	(2.0)	N.M.	(22.0)	(22.2)	0.9%

Investments
Retirement and Life
Fixed maturity securities, at fair value (amortized cost, net 2021, $4,746,7; 2020, $4,326.6)				$5,120.3	$4,719.0	8.5%
Equity securities, at fair value				112.2	68.9	62.8%
Short-term investments				32.6	219.1	-85.1%
Policy loans				143.1	150.6	-5.0%
Limited partnership interests				404.5	263.8	53.3%
Other investments				51.2	44.4	15.3%
Total Retirement and Life investments				5,863.9	5,465.8	7.3%
Property and Casualty
Fixed maturity securities, at fair value (amortized cost, net 2021, $704.6; 2020, $804.1)				768.9	873.1	-11.9%
Equity securities, at fair value				30.6	29.1	5.2%
Short-term investments				13.5	21.1	-36.0%
Limited partnership interests				171.2	118.6	44.4%
Other investments				1.1	1.1	—%
Total Property and Casualty investments				985.3	1,043.0	-5.5%
Supplemental
Fixed maturity securities, at fair value (amortized cost, net 2021, $594.3; 2020, $541.6)				622.8	576.5	8.0%
Equity securities, at fair value				8.5	4.3	97.7%
Short-term investments				5.7	13.8	-58.7%
Policy loans				0.8	0.8	—%
Limited partnership interests				39.7	35.8	10.9%
Other investments				3.2	1.8	77.8%
Total Supplemental investments				680.7	633.0	7.5%
Corporate and Other
Equity securities, at fair value				1.0	—	N.M.
Short-term investments				0.4	0.3	33.3%
Total Corporate and Other investments				1.4	0.3	N.M.
Total investments				$7,531.3	$7,142.1	5.4%
Net investment income - investment portfolio
Before tax	$78.1	$69.2	12.9%	$233.3	$184.3	26.6%
After tax	62.2	55.1	12.9%	185.8	147.1	26.3%
Investment income - deposit asset on reinsurance
Before tax	$25.6	24.5	4.5%	$75.1	72.1	4.2%
After tax	20.2	19.4	4.1%	59.3	57.0	4.0%
N.M. - Not meaningful.
(1)    The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.